                                                                       EXHIBIT M

CALCULATION EXHIBIT FOR ZENITH FLEXIBLE LIFE 2001

ASSUMPTIONS:
MALE, ISSUE AGE 35, PREFERRED NONSMOKER
FACE AMOUNT OF 300,000.00, BAND 1
GUIDELINE PREMIUM TEST, LEVEL DB OPTION
PLANNED ANNUAL PREMIUM OF 2,215.00
USING CURRENT CHARGES, 6.00% GROSS INTEREST RATE

THE FOLLOWING IS A DETAILED REPRESENTATION OF THE MONTHLY PROCESSING DURING POLICY YEAR 5:


                BEGINNING                                                   COST
                 OF MONTH      GROSS                                          OF
POLICY  POLICY       CASH    PREMIUM    PREMIUM      ADMIN      RIDER  INSURANCE
  YEAR   MONTH      VALUE       PAID       LOAD     CHARGE     CHARGE     CHARGE
     5       1   5,886.31   2,215.00     166.13      11.00       0.00      51.92
     5       2   7,903.89       0.00       0.00      11.00       0.00      51.94
     5       3   7,872.47       0.00       0.00      11.00       0.00      51.95
     5       4   7,840.90       0.00       0.00      11.00       0.00      51.97
     5       5   7,809.18       0.00       0.00      11.00       0.00      51.98
     5       6   7,777.33       0.00       0.00      11.00       0.00      52.00
     5       7   7,745.33       0.00       0.00      11.00       0.00      52.01
     5       8   7,713.19       0.00       0.00      11.00       0.00      52.03
     5       9   7,680.91       0.00       0.00      11.00       0.00      52.04
     5      10   7,648.48       0.00       0.00      11.00       0.00      52.06
     5      11   7,615.90       0.00       0.00      11.00       0.00      52.07
     5      12   7,583.18       0.00       0.00      11.00       0.00      52.09




                          END                                END           END
               NET   OF MONTH             OUTSTANDING   OF MONTH      OF MONTH
POLICY  INVESTMENT       CASH  SURRENDER         LOAN   NET CASH         DEATH
  YEAR    EARNINGS      VALUE     CHARGE      BALANCE      VALUE       BENEFIT

     5       31.63   7,903.89   1,836.35         0.00   6,067.54    300,000.00
     5       31.51   7,872.47   1,830.10         0.00   6,042.37    300,000.00
     5       31.38   7,840.90   1,823.85         0.00   6,017.05    300,000.00
     5       31.25   7,809.18   1,817.60         0.00   5,991.58    300,000.00
     5       31.13   7,777.33   1,811.35         0.00   5,965.98    300,000.00
     5       31.00   7,745.33   1,805.10         0.00   5,940.23    300,000.00
     5       30.87   7,713.19   1,798.85         0.00   5,914.34    300,000.00
     5       30.74   7,680.91   1,792.60         0.00   5,888.31    300,000.00
     5       30.61   7,648.48   1,786.35         0.00   5,862.13    300,000.00
     5       30.48   7,615.90   1,780.10         0.00   5,835.80    300,000.00
     5       30.35   7,583.18   1,773.85         0.00   5,809.33    300,000.00
     5       30.22   7,550.31   1,767.60         0.00   5,782.71    300,000.00


THE FOLLOWING IS A DESCRIPTION OF EACH COLUMN OF THE DETAILED REPRESENTATION:


POLICY YEAR
The policy year is assumed to be 5, as described above.


POLICY MONTH
The policy month ranges from 1 through 12, to describe the monthly processing that occurs throughout the policy year.


BEGINNING OF MONTH CASH VALUE
The beginning of month cash value (BOM CV) in each current month is equal to the end of month cash value from each previous month. This demonstration assumes that the cash value is comprised of variable account cash value only; no fixed account cash value or loan account cash value are present.


GROSS PREMIUM PAID
The gross premium paid is the planned ANNUAL premium of 2,215.00 as described above.


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PREMIUM LOAD
The premium load is the sum of the sales charge, premium tax, and federal tax as described in the Transaction Fees table. For year 5, this sum is 7.50% of gross premium paid. In year 5 month 1, the premium load is therefore 7.50% x 2,215.00 = 166.125.


ADMIN CHARGE
The admin charge is the sum of the Policy Fee and the Administrative Charge (per
1000) multiplied by the face amount divided by 1000 as described in the Periodic Fees table. In year 5, this sum is therefore 5.00 + (0.02 x 300,000.00 / 1,000) = 11.00.


RIDER CHARGE
The rider charge is the sum of all of the charges for riders present, except for the Waiver of Monthly Deduction Rider (WMD). The WMD is calculated after the Cost of Insurance Charge because it uses that charge in its calculation. This illustration assumes no riders (including WMD) are present; the rider charge (as well as WMD charge) is therefore 0.00. A list of available riders can be found in the Rider Fees Table.


COST OF INSURANCE CHARGE
The cost of insurance (COI) charge is the product of the monthly COI rate and the net amount at risk (NAR). The NAR is the difference between the death benefit (DB) and the cash value (floored at 0), both at the time that the NAR is calculated. There are 2 different DB options:




     level DB option: DB = Max (face amount                            , cash value x IRS Corridor Factor)
increasing DB option: DB = Max (face amount + cash value (floored at 0), cash value x IRS Corridor Factor)


At the time that the NAR is calculated, the face amount is comprised of those attributable to the base policy and the Level Term Insurance Rider if the rider face amount is included with the base face when determining the corridor death benefit. It is divided by a monthly discount factor which is calculated based upon the guaranteed interest rate. The guaranteed interest rate is 4.00%, so the monthly discount factor is calculated as follows:

 monthly discount factor = (1 + guaranteed interest rate) (to the power of)
                           (1/12)
 monthly discount factor = (1 + 4.00%) (to the power of) (1/12)
 monthly discount factor =  1.0032737397822

The NAR is:
                      NAR = death benefit - Max (0, cash value)

and finally the COI charge is:
               COI charge = [monthly COI rate / (1 - monthly COI rate)] x NAR

For example, in year 5 month 1, we have the following:



      level DB option, guideline premium test
              face amount = 300,000.00
               cash value = BOM CV + Gross Premium Paid - Premium Load - Admin Charge - Rider Charge
               cash value = 5,886.30812692 + 2,215.00 - 166.125 - 11.00 - 0.00 cash value = 7,924.18312692
      IRS Corridor Factor = 2.50




  monthly discount factor = 1.0032737397822
         monthly COI rate = 0.0001783

                       DB = Max (face amount / monthly discount factor, cash value x IRS Corridor Factor)
                       DB = Max (300,000.00 / 1.0032737397822, 7,924.18312692 x 2.50)
                       DB = Max (299,021.08278557, 19,810.46)
                       DB = 299,021.08278557

                      NAR = DB - Max (0, cash value)
                      NAR = 299,021.08278557 - Max (0, 7,924.18312692)
                      NAR = 299,021.08278557 - 7,924.18312692
                      NAR = 291,096.89965865

               COI charge = [monthly COI rate / (1 - monthly COI rate)] x NAR
               COI charge = [0.0001783 / (1 - 0.0001783)] x 291,096.89965865
               COI charge = 51.92153978


NET INVESTMENT EARNINGS
The net investment earnings represent the policy performance of the cash value. The cash value is actually tracked separately for each sub-account that has invested cash value, as well as for a loan fund if any loan balance is present. This demonstration assumes fund performance across all funds to average a gross annual interest rate of 6.00%, an investment management fee of 0.76%, and a mortality & expense risk charge rate (as described in the Periodic Fees table) of 0.25%.

To calculate the annual net interest rate (used to calculate the net investment earnings), given the annual gross interest rate, the investment management fee, and the mortality & expense risk charge rate, we use the following:



     annual net interest rate = ROUND{([ {(1+I)(to the power of) (1/365)} x {1-([IMF+MNE]/365)} ] (to the power of) 365) - 1, 4}

          where:
            I = annual gross interest rate
          IMF = investment management fee
          MNE = mortality & expense risk charge rate

For I = 6.00%, IMF = 0.76%, and MNE = 0.25% we have:

      annual net interest rate = ROUND{([ {(1+I)(to the power of)(1/365)} x {1-([IMF+MNE]/365)} ] (to the power of) 365) - 1, 4}
      annual net interest rate = ROUND{([ {(1+6.00%)(to the power of)(1/365)} x {1-([0.76%+0.25%]/365)} ] (to the power of) 365) -
                                 1, 4}
      annual net interest rate = ROUND{([ {(1+6.00%)(to the power of)(1/365)} x {1-(1.01%/365)} ] (to the power of) 365) - 1, 4}
      annual net interest rate = ROUND{([ {(1.06)(to the power of)(1/365)} x {1-0.00002767} ] (to the power of) 365) - 1, 4}
      annual net interest rate = ROUND{([ 1.00015965 x 0.99997233 ] (to the power of) 365) - 1, 4}
      annual net interest rate = ROUND{(1.00013198 (to the power of) 365) - 1, 4}
      annual net interest rate = ROUND{(1.04934774 - 1, 4}
      annual net interest rate = ROUND{0.04934774, 4}
      annual net interest rate = 0.0493

which expressed as a percentage is 4.93%.


To calculate the net investment earnings for the month, we calculate the product of the cash value at the time the net investment earnings is calculated and the monthly net interest rate.

The cash value at the time the net investment earnings is calculated is:



                    cash value = BOM CV + Gross Premium Paid - Premium Load - Admin Charge - Rider Charge - COI Charge


The monthly net interest rate is not simply 1/12th of the annual net interest rate, but rather we use a compound formula to solve:



     monthly net interest rate = [(1 + annual net interest rate) (to the power of) (1/12)] - 1 monthly net interest rate = [(1 + 0.0493) (to the power of) (1/12)] - 1 monthly net interest rate = [1.0493 (to the power of) (1/12)] - 1 monthly net interest rate = 1.0040183 - 1
     monthly net interest rate = 0.0040183

For example, in year 5 month 1, we have the following:

                    cash value = BOM CV + Gross Premium Paid - Premium Load - Admin Charge - Rider Charge - COI Charge
                    cash value = 5,886.30812692 + 2,215.00 - 166.125 - 11.00 - 0.00 - 51.92153978
                    cash value = 7,872.26158714

       net investment earnings = cash value x monthly net interest rate net investment earnings = 7,872.26158714 x 0.0040183 net investment earnings = 31.63330425


END OF MONTH CASH VALUE
The end of month cash value (EOM CV) is simply:

  EOM CV = BOM CV + Gross Premium Paid - Premium Load - Admin Charge - Rider Charge - COI Charge + Net Investment Earnings

In year 5 month 1, we have:
  EOM CV = BOM CV + Gross Premium Paid - Premium Load - Admin Charge - Rider Charge - COI Charge + Net Investment Earnings
  EOM CV = 5,886.30812692 + 2,215.00 - 166.125 - 11.00 - 0.00 - 51.92153978 + 31.63330425
  EOM CV = 7,903.89489139


SURRENDER CHARGE
The surrender charge has two pieces: a deferred sales load and a deferred administrative charge. The deferred administrative charge is defined per 1000 of base policy face amount.



               END OF YR          IA 0-55            IA 56-65            IA 66-75              IA 76+

                   1                2.50                2.50                2.40                2.40
                   2                2.25                2.25                2.10                1.80
                   3                2.00                2.00                1.80                1.20
                   4                1.75                1.75                1.50                0.60



                   5                1.50                1.50                1.20                0.00
                   6                1.25                1.25                0.90                0.00
                   7                1.00                1.00                0.60                0.00
                   8                0.75                0.75                0.30                0.00
                   9                0.50                0.50                0.00                0.00
                  10                0.25                0.25                0.00                0.00
                  11                0.00                0.00                0.00                0.00


The value is level for the first year. After the first year, the rate grades monthly linearly down to the rate at the end of the following year.

The deferred sales load is defined as a percentage of a surrender charge target premium (SURRTARG). SURRTARG are the target premiums for the base policy before the following target premium multiples are applied:


       Issue Ages             Multiple
          0-50               1.10 x 1.10
           51                1.10 x 1.09
           52                1.10 x 1.08
           53                1.10 x 1.07
           54                1.10 x 1.06
           55+               1.10 x 1.05


The deferred sales charges are the following percentages of SURRGARG:

               END OF YR          IA 0-55            IA 56-65            IA 66-75              IA 76+
                   1                  55                  55                  30                  30
                   2                  72                  55                  30                  30
                   3                  72                  55                  30                  20
                   4                  72                  55                  30                  10
                   5                  72                  55                  24                   0
                   6                  60                  44                  18                   0
                   7                  48                  33                  12                   0
                   8                  36                  22                   6                   0
                   9                  24                  11                   0                   0
                  10                  12                   0                   0                   0
                  11                   0                   0                   0                   0

The deferred sales load is based on the lesser of total premiums paid, and 1 SURRTARG.

In any year where the percentage, as illustrated above, is greater than or equal to the prior year percentage (or in year 1), the deferred sales load percentage is level throughout that year. When the deferred sales load percentage starts to decrease (yrs 6,6,5, and 3 respectively for the IA categories above), the percentages grade linearly on a monthly basis to 0 at the end of the deferred sales charge period (by 1/72; 1/60; 1/48; and 1/36 respectively by IA category). Please note that what this percentage is applied to still depends on whether the amount of premiums paid in total (ignoring withdrawals) exceeds one SURRTARG.

For example, in year 5 month 1, we have the following:



         year 4 month 12 deferred administrative charge rate = 1.75 year 5 month 12 deferred administrative charge rate = 1.50
  N1 = # of months from year 4 month 12 until year 5 month 1 = 1





 N2 = # of months from year 4 month 12 until year 5 month 12 = 12 deferred administrative charge = [ year 4 month 12 deferred administrative charge rate x (1 - N1/N2)
                                                    + year 5 month 12 deferred administrative charge rate x (    N1/N2) ]
                                                    x base policy face amount / 1000
                   deferred administrative charge = [1.75 x (1 - 1/12) + 1.50 x 1/12] x 300,000.00 / 1000
                   deferred administrative charge = [1.60416667 + 0.12500000] x 300.00 deferred administrative charge = 1.72916667 x 300.00
                   deferred administrative charge = 518.75

                            annual target premium = 2,214.30
                          target premium multiple = 1.10 x 1.10
                                         SURRTARG = annual target premium before target premium multiple is applied
                                         SURRTARG = annual target premium / target premium multiple
                                         SURRTARG = 2,214.30 / (1.10 x 1.10)
                                         SURRTARG = 1,830.00

                              total premiums paid = 11,075.00

                  premium for deferred sales load = Min (SURRTARG, total premiums paid)
                  premium for deferred sales load = Min (1,830.00, 11,075.00)
                  premium for deferred sales load = 1,830.00

                              deferred sales load = [ year 4 month 12 deferred sales load rate x (1 - N1/N2)
                                                    + year 5 month 12 deferred sales load rate x (    N1/N2) ]
                                                    x premium for deferred sales load
                              deferred sales load = [0.72 x (1 - 1/12) + 0.72 x 1/12] x 1,830.00 deferred sales load = [0.66000000 + 0.06000000] x 1,830.00 deferred sales load = 0.72000000 x 1,830.00
                              deferred sales load = 1,317.60

                                 surrender charge = deferred administrative charge + deferred sales load surrender charge = 518.75+ 1,317.60
                                 surrender charge = 1,836.35


OUTSTANDING LOAN BALANCE
The outstanding loan balance represents the amount of cash value loaned, including loan charged interest as described in the Periodic Fees table. This illustration assumes no loans have been taken; the outstanding loan balance is therefore 0.00.


END OF MONTH NET CASH VALUE
The end of month net cash value (EOM NCV) is the end of month cash value net of surrender charge and outstanding loan balance. That is:

     EOM NCV = EOM CV - surrender charge - outstanding loan balance

In year 5 month 1, we have:

     EOM NCV = EOM CV - surrender charge - outstanding loan balance EOM NCV = 7,903.89489139 - 1,836.35 - 0.00
     EOM NCV = 6,067.54489139


END OF MONTH DEATH BENEFIT
The end of month death benefit (EOM DB) is calculated based upon the DB option. The DB options are as follows:



       level DB option,     guideline premium test: DB = Max (face amount                            , cash value x IRS Corridor
                                                                                                                             Factor)
  increasing DB option,     guideline premium test: DB = Max (face amount + cash value (floored at 0), cash value x IRS Corridor
                                                                                                                             Factor)
     level DB option, cash value accumulation test: DB = Max (face amount                            , cash value x NSP Corridor
                                                                                                                             Factor)
increasing DB option, cash value accumulation test: DB = Max (face amount + cash value (floored at 0), cash value x NSP Corridor
                                                                                                                             Factor)


The face amount is the same as that used to calculate the NAR in the COI charge.

If the Level Term Insurance Rider is present and the rider face amount is excluded from the base face when determining the corridor death benefit, the face amount attributable to that rider is added to the DB.

The DB is actually the gross DB, before the reduction of any outstanding loan balance. The EOM DB is therefore:

                        EOM DB = DB - outstanding loan balance

In year 5 month 1, we have:
           level DB option, guideline premium test
                   face amount = 300,000.00
           cash value = EOM CV = 7,903.89489139
           IRS Corridor Factor = 2.50



                            DB = Max (face amount, cash value x IRS Corridor Factor)
                            DB = Max (300,000.00, 7,903.89489139 x 2.50)
                            DB = Max (300,000.00, 19,759.73722848)
                            DB = 300,000.00

                        EOM DB = DB - outstanding loan balance
                        EOM DB = 300,000.00 - 0.00
                        EOM DB = 300,000.00
